Exhibit 99.1

AT&T Announces Details for Completion of Spin-Off

Ahead of Close of WarnerMedia Transaction

AT&T expects to close the transaction in April,

second quarter dividend on common stock, payable in May,

has been set according to previously announced updated dividend policy

DALLAS, March 25, 2022 — Today AT&T Inc.* (NYSE:T) announced that it has declared a stock dividend to effect the spin-off of 100% of AT&T’s interest in WarnerMedia to AT&T’s shareholders. The record date for the stock dividend is the close of business on April 5, 2022. This stock dividend is in connection with the previously announced transaction to combine AT&T’s WarnerMedia business with Discovery, Inc. (NASDAQ: DISCA, DISCB, DISCK). On the closing date of the transaction, anticipated to be in April, AT&T shareholders will receive, on a tax-free basis, an estimated 0.24 shares of stock in Warner Bros. Discovery, Inc. (WBD) for each share of AT&T common stock.

AT&T shareholders as of the stock dividend record date will be entitled to receive shares of WarnerMedia Spinco common stock, representing 100% of AT&T’s interest in WarnerMedia. Immediately following this spin-off, the WarnerMedia Spinco shares will be exchanged for stock representing approximately 71% of the new WBD on a fully diluted basis. The exact number of shares of WBD common stock to be received by AT&T shareholders for each AT&T common share will be determined immediately before the closing based on the number of shares of AT&T common stock outstanding and the number of shares of Discovery common stock outstanding on an as-converted and as-exercised basis.

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AT&T shareholders do not need to take any action. Their WarnerMedia Spinco shares will automatically be exchanged for WBD common stock in the merger, which will occur on the closing date of the transaction. Following close of the transaction, AT&T shareholders will continue to hold, along with their new shares of WBD common stock, the same number of shares of AT&T common stock they held immediately prior to close. After close, investors should expect that AT&T’s share price will adjust to reflect the transfer of the WarnerMedia business to the newly formed Warner Bros. Discovery entity.

Factors that May Affect the Timing of the Spin-Off

The timing of the spin-off is subject to the satisfaction or waiver of the closing conditions for the transaction. If certain closing conditions are not satisfied or waived in advance of April 5, AT&T may elect to change the stock dividend record date to a later date.

AT&T Declares Dividends on Common and Preferred Stock

With the close of the pending WarnerMedia transaction expected in April, the AT&T board of directors today also declared a second quarter dividend of $0.2775 per share on the company’s common stock. While future dividends remain subject to board approval, this amount is consistent with AT&T’s previous announcement that the board had approved an expected post-close annual common dividend of $1.11 per share. At the updated rate, AT&T’s stock remains among the best dividend-yielding stocks in the United States and in the Fortune 500.

Additionally, the board of directors declared quarterly dividends on the company’s 5.000% Perpetual Preferred Stock, Series A, and the company’s 4.750% Perpetual Preferred Stock, Series C. The Series A dividend is $312.50 per preferred share, or $0.3125 per depositary share. The Series C dividend is $296.875 per preferred share, or $0.296875 per depositary share.

March 25, 2022

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Dividends on the common stock and Series A and Series C preferred stock are payable on May 2, 2022, to shareholders of record of the respective shares at the close of business on April 14, 2022.

The board of directors also declared an annual dividend on the company’s Fixed Rate Reset Perpetual Preferred Stock, Series B, of €2,875.00 per preferred share. Dividends on the Series B preferred stock are payable on May 3, 2022, to shareholders of record as of the close of business on April 14, 2022.

Two-Way Trading for AT&T Stock Expected to Begin on April 4

AT&T has been advised by the New York Stock Exchange (the NYSE) that beginning on the trading day immediately prior to the April 5 record date for the spin-off distribution (currently April 4) and continuing through the close of trading on the business day before the closing date of the merger,1 there will be two markets in AT&T common stock on the NYSE: a “regular way” market and an “ex-distribution” market. During this period of two-way trading in AT&T common stock, there will also be a market on the Nasdaq for WBD common stock on a “when issued” (“WI”) basis.

The trading options that will be available during the two-way trading period are:

AT&T Regular Way Trading

If, during the period of two-way trading, an AT&T shareholder sells a share of AT&T common stock in the regular way market under AT&T’s NYSE symbol, “T,” the shareholder will be selling both the share of AT&T common stock and the right to receive shares of WBD common stock in the transaction.

[1]

Two-way trading will continue through the closing date if the merger closes after the close of trading in AT&T common stock on the NYSE and trading in Discovery common stock on the Nasdaq Global Select Marketplace on the closing date.

March 25, 2022

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AT&T Ex-distribution Trading

If, during the period of two-way trading, an AT&T shareholder sells a share of AT&T common stock in the ex-distribution market under the temporary NYSE symbol “T WI,” the AT&T shareholder will be selling only a share of AT&T common stock and will retain the right to receive shares of WBD common stock in the transaction.

WBDWV Trading

During the two-way trading period, an AT&T shareholder also has the option of selling the right to receive shares of WBD common stock while retaining shares of AT&T common stock. This option will be available under the temporary Nasdaq symbol “WBDWV”.

Trades under the symbols “T WI” and “WBDWV” will settle after the closing date of the WarnerMedia-Discovery transaction. If the transaction is not completed, all trades made under these temporary symbols will be cancelled.

In all cases, investors should consult with their financial and tax advisors regarding the specific implications of selling shares of their AT&T common stock or the right to receive shares of WBD common stock on or before the closing date of the WarnerMedia-Discovery transaction.

Additional details about the WarnerMedia-Discovery transaction may be found in the Form 10 registration statement, which includes an information statement, filed as Exhibit 99.1, by the WarnerMedia Spinco entity, Magallanes, Inc., which is available at http://www.sec.gov.

March 25, 2022

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*About AT&T

AT&T Inc. (NYSE:T) is a diversified, global leader in telecommunications, media and entertainment, and technology. AT&T Communications provides more than 100 million U.S. consumers with communications and entertainment experiences across mobile and broadband. WarnerMedia is a leading media and entertainment company that creates and distributes premium and popular content to global audiences through its consumer brands, including: HBO, HBO Max, Warner Bros., TNT, TBS, truTV, CNN, DC Entertainment, New Line, Cartoon Network, Adult Swim and Turner Classic Movies. AT&T Latin America provides wireless services to consumers and businesses in Mexico.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc. Additional information is available at about.att.com. © 2022 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

March 25, 2022

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Statement Concerning Forward-Looking Statements

Information set forth in this communication, including any financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between AT&T, Spinco, and Discovery constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, the combined Spinco and Discovery company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T and Discovery and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; risks that the anticipated tax treatment of the proposed transaction is not obtained; risks related to litigation brought in connection with the proposed transaction; uncertainties as to the timing of the consummation of the proposed transaction; risks and costs related to the implementation of the separation of Spinco, including timing anticipated to complete the separation, any changes to the configuration of the businesses included in the separation if implemented; the risk that the integration of Discovery and Spinco being more difficult, time consuming or costly than expected; risks related to financial community and rating agency perceptions of each of AT&T and Discovery and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the proposed merger; failure to realize the benefits expected from the proposed merger; effects of the announcement, pendency or completion of the proposed merger on the ability of AT&T, Spinco or Discovery to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with the foregoing factors.

March 25, 2022

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These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the proxy statement/prospectus and information statement included in the registration statements filed with the SEC in connection with the proposed transaction. Discussions of additional risks and uncertainties are contained in AT&T’s and Discovery’s filings with the Securities and Exchange Commission. Neither AT&T nor Discovery is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

March 25, 2022

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